UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):        December 19, 2007

CPI CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the acquisition of the assets of Portrait Corporation of America ("PCA") on June 8, 2007 during CPI Corporation's (the "Company") second fiscal quarter which ended July 21, 2007, the Company had not conformed certain of the accounting methods of the acquired entity to those of the Company.  This process was completed during the Company's third fiscal quarter, and as a result, the Company determined that it had incorrectly reported deferred revenue and related costs in the financial statements for the twenty-four weeks ended July 21, 2007.   The error resulted in the understatement of loss before taxes of $1.8 million and an understatement of net loss of $1.2 million.   Total operating cash flows in the statements of cash flows for July 21, 2007 are correct, but the changes will result in adjustments to certain line items.  In addition, the Company has identified an adjustment to be recorded to accumulated other comprehensive income of $550,000 as of July 21, 2007 to give effect to an adjustment to increase currency translation and decrease deferred tax assets.  The adjustment has no effect on net income.  The restatement is not expected to have an impact on cash flows from investing activities or financing activities.  The impact of these errors in the 2007 second quarter have no impact on the condensed consolidated statements of operations for the sixteen and forty weeks ended November 10, 2007 or the condensed consolidated balance sheet as of November 10, 2007.

As a result of these errors, on December 19, 2007, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that the Company’s reported condensed consolidated balance sheet at July 21, 2007 and its condensed consolidated statements of operations and cash flows for the twelve and twenty-four weeks ended July 21, 2007, respectively, should no longer be relied upon and would be restated.

The restatement for this matter will be included in an amendment to the Company’s Quarterly Report on Form 10-Q/A for the second fiscal quarter ended July 21, 2007, and filed with the Securities and Exchange Commission (the “SEC”) as soon as practicable. In this filing, a description of the restatements included therein and a summary presentation of their financial effect will be presented in an additional note to consolidated financial statements concerning restatements.

In connection with the above determination, the Company re-evaluated the effectiveness of the design and operation of its disclosure controls and procedures as of July 21, 2007. Based on such evaluation, the Company concluded that the Company’s disclosure controls and procedures as of the end of the period were not effective. Management determined that the errors were the result of a material weakness within internal control over financial reporting. The Company has already taken remedial action to address this material weakness.

The Company and the Audit Committee have discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:	/s/Gary W. Douglass
Gary W. Douglass
Executive Vice President, Finance and
Chief Financial Officer (Principal Financial Officer)

Dated:  December 21, 2007